Exhibit 8.1


                        SIDLEY AUSTIN BROWN & WOOD LLP

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WASHINGTON, DC                                                          TOKYO





                                                               June __, 2001




Ford Credit Auto Receivables Corporation
One American Road
Dearborn, Michigan 48126

Ford Credit Auto Receivables LLC
One American Road
Dearborn, Michigan 48126

         Re:  Registration Statement on Form S-3
              File No. 333-60756/333-60756-01
              ----------------------------------

Ladies and Gentlemen:

         We have acted as special tax counsel to Ford Credit Auto Receivables Corporation, a Delaware corporation ("FCAR"), and Ford Credit Auto Receivables LLC, a Delaware limited liability company (together with FCAR, the "Registrants"), in connection with the above-referenced Registration Statement (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the Asset Backed Notes (the "Notes") and with the authorization and issuance from time to time in one or more series (each, a "Series") of Notes. As set forth in the Registration Statement, each Series of Notes will be issued under and pursuant to an indenture (the "Indenture") to be entered into between the indenture trustee designated therein (the "Indenture Trustee") and one of various trusts (each, a "Trust") to be formed pursuant to the related trust agreement (the "Trust Agreement") to be entered into by the applicable Registrant or Registrants, as the case may be, and the owner trustee designated therein (the "Owner Trustee"), as such Indenture may be amended, supplemented or otherwise modified by an indenture supplement (the "Indenture Supplement") to be entered into between such Trust and the Indenture Trustee (the Indenture, the Indenture Supplement and the Trust Agreement being referred to herein as the "Agreements").

         We have examined the form of prospectus (the "Prospectus") and form of prospectus supplement (the "Prospectus Supplement") related thereto contained in the Registration Statement and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

         In arriving at the opinion expresses below, we have assumed that each Agreement will be duly authorized by all necessary corporate action on the part of the applicable Registrant or Registrants, as the case may be, the Indenture Trustee, the Owner Trustee and any other party thereto for such Series of Notes and will be duly executed and delivered by such Registrant or Registrants, as the case may be, the Indenture Trustee, the Owner Trustee and any other party thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, and that Notes will be sold as described in the Registration Statement.

         As special tax counsel to the Registrants, we have advised the Registrants with respect to material federal income tax aspects of the proposed issuance of each Series of Notes pursuant to the related Agreement. Such advice has formed the basis for the description of federal income tax consequences for holders of such Notes that appear under the headings "Prospectus Supplement Summary - Tax Status" and "Material Federal Income Tax Consequences" in the Prospectus Supplement and "Prospectus Summary - Tax Status" and "Material Federal Income Tax Consequences" in the Prospectus. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Notes, but with respect to those federal income tax consequences described therein, it is our opinion that such description is accurate in all material respects.

         In addition, we hereby confirm and adopt as our opinion those opinions set forth under the above-specified headings (in each case subject to the terms and conditions set forth therein.)

         This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Notes as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Prospectus Supplement and the Prospectus contemplate Series of Notes with different characteristics, you should be aware that the particular characteristics of each Series of Notes must be considered in determining the applicability of this opinion to a particular Series of Notes.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to references to this firm as special tax counsel to the Registrants under the above-specified headings in the Prospectus Supplement and in the Prospectus, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                               Very truly yours,

                                               SIDLEY AUSTIN BROWN & WOOD LLP